Exhibit 99.1

GRUBHUB REPORTS first QUARTER 2020 RESULTS

Grubhub generates 12% revenue growth in the first quarter

CHICAGO, May 6, 2020 – Grubhub Inc. (NYSE: GRUB), a leading online and mobile food-ordering and delivery marketplace, today announced financial results for the first quarter ended March 31, 2020 and also posted a letter to shareholders on its investor relations website. The Company reported revenues of $363 million, which is a 12% year-over-year increase from $324 million in the same period last year. Gross Food Sales grew 8% year-over-year to $1.6 billion, up from $1.5 billion in the same period last year.

“The restaurant industry is facing enormous challenges in light of the difficult, but necessary, steps taken to keep us safe as we fight COVID-19,” said Matt Maloney, Grubhub founder and CEO. “Grubhub is using nearly all of our profits in the second quarter to generate as many additional orders for our restaurant partners as possible. We hope that the darkest days are behind our restaurant partners and they can start focusing on the recovery.”

First Quarter 2020 Highlights

The following results reflect the financial performance and key operating metrics of our business for the three months ended March 31, 2020, as compared to the same period in 2019.

First Quarter Financial Highlights

•	Revenues: $363.0 million, a 12% year-over-year increase from $323.8 million in the first quarter of 2019.
•	Net Income (Loss): $(33.4) million, or $(0.36) per diluted share, a decrease from $6.9 million, or $0.07 per diluted share, in the first quarter of 2019.
•	Non-GAAP Adjusted EBITDA: $21.0 million, a 59% year-over-year decrease from $50.9 million in the first quarter of 2019.
•	Non-GAAP Net Income (Loss): $(37) thousand, or $(0.00) per diluted share, a decrease from $27.9 million, or $0.30 per diluted share, in the first quarter of 2019.

First Quarter Key Business Metrics Highlights1

•	Active Diners: 23.9 million, a 24% year-over-year increase from 19.3 million Active Diners in the first quarter of 2019.
•	Daily Average Grubs (DAGs): 516,300, a 1% year-over-year decrease from 521,000 DAGs in the first quarter of 2019.
•	Gross Food Sales: $1.6 billion, an 8% year-over-year increase from $1.5 billion in the first quarter of 2019.

“COVID-19 has driven a significant uptick in new diners and orders from existing users as most restaurant dining rooms have been temporarily closed nationwide,” said Adam DeWitt, Grubhub president and CFO. “At current volume trends, we could be generating meaningful Adjusted EBITDA in the second quarter. But as Matt highlighted, we believe the absolute best use of our cash is to support our restaurants, their employees, our drivers and the entire takeout ecosystem through this crisis, by generating as many orders as possible while funding extra safety measures

[1]	Key Business Metrics are defined on pages 28 - 29 of our Annual Report on Form 10-K filed on February 28, 2020.

for restaurants, drivers and diners. We hope that these additional sales help make a difference to our partners in this time of crisis.”

Second Quarter 2020 Guidance

Based on information available as of May 6, 2020, the Company is providing the following financial guidance for the second quarter of 2020.

Second Quarter 2020
(in millions)
Expected Adjusted EBITDA	$5

First Quarter 2020 Financial Results Conference Call

Grubhub will webcast a conference call tomorrow at 8:00 a.m. CT to discuss the first quarter 2020 financial results. The webcast can be accessed on the Grubhub Investor Relations website at https://investors.grubhub.com, along with the Company’s letter to shareholders, earnings press release and financial tables. A replay of the webcast will be available on the same website.

About Grubhub

Grubhub (NYSE: GRUB) is a leading online and mobile food-ordering and delivery marketplace with the largest and most comprehensive network of restaurant partners, as well as nearly 24 million active diners. Dedicated to connecting diners with the food they love from their favorite local restaurants, Grubhub elevates food ordering through innovative restaurant technology, easy-to-use platforms and an improved delivery experience. Grubhub features over 300,000 restaurants and is proud to partner with more than 200,000 of these restaurants in over 4,000 U.S. cities and London. The Grubhub portfolio of brands includes Grubhub, Seamless, LevelUp, AllMenus and MenuPages.

Use of Forward Looking Statements

This press release contains “forward-looking statements” regarding Grubhub, "the Company's" or our management's future expectations, beliefs, intentions, goals, strategies, plans and prospects, which are made in reliance on the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements involve substantial risks, known and unknown, uncertainties, assumptions and other factors that may cause actual results, performance or achievements including, but not limited to, achievement of the benefits of our planned additional investments, to differ materially from future results expressed or implied by such forward-looking statements. Forward-looking statements generally relate to future events or our future financial or operating performance and include, without limitation, statements relating to the potential impact of the COVID-19 outbreak on our business and operations. In some cases, you can identify forward-looking statements because they contain words such as “anticipates,” “believes,” “contemplates,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. While forward-looking statements are our best prediction at the time they are made, you should not rely upon them. Forward-looking statements represent our management’s beliefs and assumptions only as of May 6, 2020, unless otherwise indicated, and there is no implication that the information contained in this press release is made subsequent to such date. For additional information concerning factors that could affect our financial results or cause actual results to differ materially from those expressed or implied in the forward-looking statements, please refer to the cautionary statements included in our filings with the Securities and Exchange Commission (the “SEC”), including the “Risk Factors” section of our Annual Report on Form 10-K filed with the SEC on February 28, 2020 and our Quarterly Reports on Form 10-Q and any further disclosures we make in our Current Reports on Form 8-K. Our SEC filings are available electronically on our investor website at investors.grubhub.com or the SEC’s website at www.sec.gov. Except as required by law, we assume no obligation to update these forward-looking statements or this press release, or to update, supplement or correct the information set forth in the press release or the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Use of Non-GAAP Financial Measures

Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP.

We define Adjusted EBITDA as net income (loss) adjusted to exclude acquisition, restructuring and certain legal costs, income taxes, net interest expense, depreciation and amortization and stock-based compensation expense. Non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders exclude acquisition, restructuring and certain legal costs, amortization of acquired intangible assets, stock-based compensation expense and other nonrecurring items as well as the income tax effects of these non-GAAP adjustments. We use these non-GAAP financial measures as key performance measures because we believe they facilitate operating performance comparisons from period to period by excluding potential differences primarily caused by variations in capital structures, tax positions, the impact of acquisitions, restructuring and certain legal costs, the impact of depreciation and amortization expense on our fixed assets and the impact of stock-based compensation expense. Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders are not measurements of our financial performance under GAAP and should not be considered as an alternative to performance measures derived in accordance with GAAP.

See “Non-GAAP Financial Measures Reconciliation” below for a reconciliation of net income (loss) to Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share attributable to common stockholders.

Contacts: Adam Patnaude Investor Relations ir@grubhub.com	Katie Norris Media Relations press@grubhub.com

GRUBHUB INC.

STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenues	$362,980	$323,770
Costs and expenses:
Operations and support	214,561	161,350
Sales and marketing	90,742	78,454
Technology (exclusive of amortization)	31,273	27,250
General and administrative	38,949	22,787
Depreciation and amortization	33,363	25,089
Total costs and expenses	408,888	314,930
Income (loss) from operations	(45,908)	8,840
Interest expense – net	6,380	2,812
Income (loss) before provision for income taxes	(52,288)	6,028
Income tax benefit	(18,861)	(862)
Net income (loss) attributable to common stockholders	$(33,427)	$6,890
Net income (loss) per share attributable to common stockholders:
Basic	$(0.36)	$0.08
Diluted	$(0.36)	$0.07
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	91,793	90,951
Diluted	91,793	92,918

KEY BUSINESS METRICS

	Three Months Ended March 31,
	2020	2019
Active Diners (000s)	23,892	19,286
Daily Average Grubs	516,300	521,000
Gross Food Sales (millions)	$1,630	$1,502

GRUBHUB INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$560,708	$375,909
Short-term investments	36,359	49,275
Accounts receivable, less allowances for doubtful accounts	135,661	119,658
Income tax receivable	20,271	3,960
Prepaid expenses and other current assets	18,051	17,515
Total current assets	771,050	566,317
PROPERTY AND EQUIPMENT:
Property and equipment, net of depreciation and amortization	189,050	172,744
OTHER ASSETS:
Other assets	32,154	26,836
Operating lease right-of-use asset	101,758	100,632
Goodwill	1,007,968	1,007,968
Acquired intangible assets, net of amortization	487,797	500,481
Total other assets	1,629,677	1,635,917
TOTAL ASSETS	$2,589,777	$2,374,978
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Restaurant food liability	$152,551	$131,753
Accounts payable	29,317	26,748
Accrued payroll	24,255	19,982
Current operating lease liability	11,999	9,376
Other accruals	87,438	61,504
Total current liabilities	305,560	249,363
LONG-TERM LIABILITIES:
Deferred taxes, non-current	24,438	27,163
Noncurrent operating lease liability	112,863	111,056
Long-term debt	668,242	493,009
Other accruals	817	817
Total long-term liabilities	806,360	632,045
STOCKHOLDERS’ EQUITY:
Common stock, $0.0001 par value	9	9
Accumulated other comprehensive loss	(2,271)	(1,628)
Additional paid-in capital	1,182,757	1,164,400
Retained earnings	297,362	330,789
Total Stockholders’ Equity	$1,477,857	$1,493,570
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,589,777	$2,374,978

GRUBHUB INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(33,427)	$6,890
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation	8,658	6,193
Amortization of intangible assets and developed software	24,705	18,896
Stock-based compensation	20,185	16,478
Deferred taxes	(2,725)	(986)
Other	3,479	735
Change in assets and liabilities, net of the effects of business acquisitions:
Accounts receivable	(18,333)	(30,391)
Income taxes receivable	(16,311)	(916)
Prepaid expenses and other assets	(4,602)	(10,666)
Restaurant food liability	20,857	13,099
Accounts payable	4,678	(18,644)
Accrued payroll	4,277	411
Other accruals	26,085	12,845
Net cash provided by operating activities	37,526	13,944
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments	(19,790)	(12,160)
Proceeds from maturity of investments	32,900	11,636
Capitalized website and development costs	(14,243)	(10,692)
Purchases of property and equipment	(19,678)	(8,018)
Acquisition of other intangible assets	(510)	(5,379)
Acquisitions of businesses, net of cash acquired	—	127
Other cash flows from investing activities	(250)	—
Net cash used in investing activities	(21,571)	(24,486)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings under the credit facility	175,000	—
Taxes paid related to net settlement of stock-based compensation awards	(8,051)	(9,966)
Proceeds from exercise of stock options	1,414	2,424
Repayments of borrowings under the credit facility	—	(2,031)
Payments for debt issuance costs	—	(1,647)
Net cash provided by (used in) financing activities	168,363	(11,220)
Net change in cash, cash equivalents, and restricted cash	184,318	(21,762)
Effect of exchange rates on cash, cash equivalents and restricted cash	(600)	232
Cash, cash equivalents, and restricted cash at beginning of year	379,594	215,802
Cash, cash equivalents, and restricted cash at end of the period	$563,312	$194,272
SUPPLEMENTAL DISCLOSURE OF NON-CASH ITEMS
Cash paid for income taxes	$—	$351

GRUBHUB INC.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(in thousands, except per share and per order data)

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$(33,427)	$6,890
Income taxes	(18,861)	(862)
Interest expense - net	6,380	2,812
Depreciation and amortization	33,363	25,089
EBITDA	(12,545)	33,929
Acquisition, restructuring and certain legal costs	13,376	486
Stock-based compensation	20,185	16,478
Adjusted EBITDA	$21,016	$50,893

Net income (loss) per order	$(0.71)	$0.15
Adjusted EBITDA per order	$0.45	$1.09

	Three Months Ended March 31,
	2020	2019
Net income (loss)	$(33,427)	$6,890
Stock-based compensation	20,185	16,478
Amortization of acquired intangible assets	12,685	11,942
Acquisition, restructuring and certain legal costs	13,376	486
Income tax adjustments	(12,856)	(7,862)
Non-GAAP income (loss)	$(37)	$27,934
Weighted-average diluted shares used to compute income (loss) per share attributable to common stockholders	91,793	92,918
Non-GAAP income (loss) per diluted share attributable to common stockholders	$(0.00)	$0.30

Guidance
Three Months Ended June 30, 2020
(in millions)
Net loss	$(42)
Income taxes	(16)
Interest expense - net	7
Depreciation and amortization	34
EBITDA	(17)
Acquisition, restructuring and certain legal costs	—
Stock-based compensation	22
Adjusted EBITDA	$5